             Amendment to Schedule A to the Participation Agreement
                                      among
                           Allmerica Investment Trust,
            Allmerica Financial Investment Management Services, Inc.
                                       and
             Allmerica Financial Life Insurance and Annuity Company


WHEREAS, Allmerica Investment Trust, Allmerica Financial Investment Management Services, Inc. and Allmerica Financial Life Insurance and Annuity Company have previously entered into a Participation Agreement dated March 22, 2000 ("Participation Agreement"); and

WHEREAS, the Participation Agreement provides for the amendment of Schedule A thereto from time to time, and the parties now wish to amend Schedule A to add additional separate accounts, thereby substituting the attached Schedule A for the prior existing one.

NOW, THEREFORE, the parties do hereby agree:

1. To amend Schedule A to the Participation Agreement by adopting the attached Schedule A, dated June 1, 2000, and by substituting the attached Schedule A for any and all prior amendments to Schedule A, as may have been adopted from time to time.

In witness whereof, each of the parties has caused this agreement to be executed in its name and on its behalf by its duly authorized representatives as of the date specified below.


ALLMERICA FINANCIAL LIFE INSURANCE
AND ANNUITY COMPANY


By:      /s/ John P. Kavanaugh

Name:    John P. Kavanaugh

Title:   Vice President

Date:    August 17, 2000

ALLMERICA INVESTMENT TRUST            ALLMERICA FINANCIAL
                                      INVESTMENT MANAGEMENT SERVICES, INC.

By:      /s/ Kristin Bushard          By:      /s/ Paul T. Kane

Name:    Kristin Bushard              Name:    Paul T. Kane

Title:   Vice President               Title:   Vice President

Date:    August 17, 2000              Date:    August 17, 2000

                      ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY
                   SCHEDULE A TO PARTICIPATION AGREEMENT DATED MARCH 22, 2000
                                        (DATED JUNE 1, 2000)

                              SEPARATE ACCOUNTS AND VARIABLE PRODUCTS

                                         VARIABLE LIFE PRODUCTS
SEPARATE ACCOUNT                           PRODUCT NAME                        1933 ACT#     1940 ACT #
----------------                           ------------                        ---------     ----------
VEL                                        VEL (>87)                            33-1467      811-5183
VEL                                        VEL (>91)                            33-90320     811-5183
VEL II                                     VEL (>93)                            33-57792     811-7466
VEL                                        VEL (Plus)                           33-42687     811-5183
Inheritage                                 Inheritage                           33-70948     811-8120
                                           Select Inheritage
Allmerica Select Separate Account II       Select Life                          33-83604     811-8746
Group VEL                                  Group VEL                            33-82658     811-0874
Fulcrum Variable Life Separate Account     SPVUL                               333-15569     811-07913
FUVUL Separate Account                     ValuePlus Assurance (First Union)   333-93013     811-09731
Group VEL Separate Account                 COLI Group VEL                      333-39798     811-8704
Separate Account IMO                       VUL 2001                            333-84879     811-09529
Separate Account IMO                       VUL 2001 Survivorship               333-90995     811-09529
Separate Account FR1                       PremierFocus                           N/A           N/A
Separate Account FR2                       PremierFocus                           N/A           N/A
Separate Account FR3                       PremierFocus                           N/A           N/A
Separate Account FR4                       PremierFocus                           N/A           N/A
Separate Account FQ1                       PremierFocus                           N/A           N/A


                                     VARIABLE ANNUITY PRODUCTS
SEPARATE ACCOUNT                           PRODUCT NAME                        1933 ACT#     1940 ACT #
----------------                           ------------                        ---------     ----------
VA-K                                       ExecAnnuity Plus 91                  33-39702     811-6293
                                           ExecAnnuity Plus 93                  33-39702
                                           Advantage                            33-39702
                                           Ultimate Advantage                  333-38274
                                           Agency Accumulator (no-load)        333-87099
                                           ValuePlus Assurance IVA (First         N/A
                                           Union)
                                           Allmerica Immediate Advantage       333-81861
                                           Variable Annuity (IVA)-2
Allmerica Select Separate Account          Allmerica Select Resource I          33-47216     811-6632
                                           Allmerica Select Resource II         33-47216
                                           Allmerica Select Reward (Bonus)     333-78245
                                           Allmerica Select Charter (C-Shares) 333-63093
                                           Allmerica Select Advocate (no-load) 333-90531
                                           Allmerica Select Secondary B/D      333-92115


                                     VARIABLE ANNUITY PRODUCTS
SEPARATE ACCOUNT                           PRODUCT NAME                        1933 ACT#     1940 ACT #
----------------                           ------------                        ---------     ----------
Separate Accounts VA-A, VA-B, VA-C,
VA-G, VA-H                                 Variable Annuities (discontinued)
Fulcrum Separate Account                   Fulcrum                             333-11377     811-7799
Separate Account UR1                       PremierFocus                           N/A           N/A
Separate Account UR2                       PremierFocus                           N/A           N/A
Separate Account UR3                       PremierFocus                           N/A           N/A
Separate Account UR4                       PremierFocus                           N/A           N/A
Separate Account UQ1                       PremierFocus                           N/A           N/A